ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         THE DREYFUS/LAUREL FUNDS, INC.

      Pursuant to Sections 2-105, 2-605(a)(4) and 2-607 of the Maryland General Corporation Law, The Dreyfus/Laurel Funds, Inc. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in Maryland in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation ("Board") by Article FIFTH of the Articles of Incorporation, the Board, in accordance with Sections 2-105, 2-605(a)(4) and 2-607(a)(2) of the Maryland General Corporation Law, changes the name of the "Dreyfus Tax-Efficient Growth Fund," a Series of the Corporation, to "Dreyfus Tax-Smart Growth Fund."

      SECOND: The Amendment contained herein was approved by a majority of the entire Board and is limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

      THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Amendment to the Corporation's Articles of Incorporation on behalf of the Corporation, acknowledging it to be the act of the Corporation, and further states under the penalties of perjury that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated March 15, 1999                THE DREYFUS/LAUREL FUNDS, INC.


                               By:        /s/ Michael Petrucelli
                               Name:      Michael Petrucelli
                               Title:     Vice President


                               Attest:    /s/ Stephanie Pierce
                               Name:      Stephanie Pierce
                               Title:     Assistant Secretary